Exhibit 5.1

December 22, 2022

EzFill Holdings, Inc.

2999 NE 191st Street

Aventura, Florida 33180

Re:	EzFill Holdings, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to EzFill Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about December 21, 2022 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s proposed offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an aggregate of up to $100,000,000 of the following securities:

(i)	shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

(ii)	shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”);

(iii)	warrants to purchase Common Stock (individually or collectively, the “Warrants”) to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants;

(iv)	rights to purchase any Company Securities (as defined below) (individually or collectively, the “Rights”) to be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and

(v)	units consisting of two or more securities of Common Stock, Preferred Stock, Warrants, and/or Rights (the “Units” and together with the Common Stock, Preferred Stock, Warrants and Rights, the “Company Securities”) to be issued pursuant to one or more unit agreements (each, a “Unit Agreement” and, together with the Warrant Agreements and Rights Agreements, the “Agreements”) between the Company and a unit agent to be appointed prior to the issuance of Units.

In our capacity as counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the Certificate of Incorporation of the Company, including all amendments thereto, as presently in effect (the “Company’s Amended Certificate of Incorporation”);

(iii)	the Amended and Restated Bylaws of the Company, as presently in effect (the “Company’s Bylaws” and, together with the Company’s Amended Certificate of Incorporation, the “Organizational Documents”); and

(iv)	resolutions of the board of directors of the Company (the “Board of Directors”) relating to the registration of the Company Securities, as applicable, and related matters.

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Rights Agreements and the Unit Agreements and that such choice is a valid and legal provision. To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Company Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (ii) a prospectus supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Company Securities offered thereby and any other matters required thereby and will comply with applicable law, (iii) the definitive terms of the issuance and sale of each class or series of Company Securities will have been duly established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and in conformity with the applicable Organizational Documents and applicable law (including (A) the due reservation of any shares of Common Stock, for issuance upon exercise, conversion or exchange of any Company Securities or pursuant to the existing Rights Agreement of the Company, as amended, for Common Stock (a “Convertible Security”), and (B) the execution (in the case of certificated Company Securities), delivery and performance of the Company Securities and any related documentation referred to in paragraphs 1 through 5 below shall have been duly completed and shall remain in full force and effect), (iv) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock that the Company is then authorized to issue under the Company’s Amended Certificate of Incorporation and other relevant documents; (v) all Company Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement; and (vi) there has not occurred any change in law or further action by the Board of Directors, in any case affecting the validity or enforceability of such security. We have also assumed that none of the terms of any Company Security to be established after the date hereof, nor the issuance and delivery of such Company Security, nor the compliance by the Company with the terms of such Company Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance and terms of the shares of the series of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution fixing the number of shares in any series of Preferred Stock and the designation of relative rights, preferences and limitations in any series of Preferred Stock and the filing of a certificate of designation with respect to the series with the Secretary of State of the State of Delaware as required by Section 151 of the Delaware General Corporation Law and (ii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon the exercise of Warrants, the applicable warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon exercise of Warrants that are exercisable to purchase Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

3.	With respect to any Warrants offered under the Registration Statement, when (i) the Common Stock relating to such Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement, such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW

4.	With respect to any Rights offered under the Registration Statement, when (i) the Company Securities relating to such Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement, such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.	With respect to any Units offered under the Registration Statement, when (i) the Company Securities relating to such Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement, such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York and the current Delaware Statutes. The law covered in paragraphs 2, 3, and 4 of this opinion as to the enforceability of the Warrants, the Rights and the Unit Agreements is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Company Securities.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the effectiveness date of the Registration Statement and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Very truly yours,

/s/ Sichenzia Ross Ference LLP
Sichenzia Ross Ference LLP

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW